FOR IMMEDIATE RELEASE

November 15, 2021

Generation Income Properties Announces Third Quarter 2021 Financial and Operating Results

TAMPA, FLORIDA – Generation Income Properties, Inc. (NASDAQ:GIPR) ("GIP" or the "Company") today announced its financial and operating results for the period ended September 30, 2021.

Highlights

•

Generated net income attributable to GIPR of $456 thousand, or $0.49 per basic share for the three months ended September 30, 2021 as compared to a loss of $555 thousand or $1.06 per basic share for the three months ended September 30, 2020.

•	Generated Core FFO of $205 thousand for the three months ended September 30, 2021 vs $36 thousand for the three months ended September 30, 2020.
•	Successfully raised $14.4 million in net proceeds in a public offering.
•	Up-listed common shares on Nasdaq.
•

Invested $3.5 million in two properties and acquired an interest in a Tenant in Common property for $713 thousand for the nine months ended September 30, 2021. As of the date of this release, the Company has an investment pipeline of approximately $140 million. These investments are in various stages of negotiations.

•	Sold a 15,000 square-foot single tenant Walgreens for approximately $5.2 million on August 31, 2021, the proceeds of which were used to pay down debt.
•	The Company’s portfolio was 100% occupied at the end of the third quarter.
•	Declared a monthly distribution of $0.054 per common share and operating partnership unit to be paid monthly to holders of record as of October 15, November 15, and December 15, 2021.

Commenting on the quarter, CEO David Sobelman stated, “This is a transformative time for GIPR.  Following the closing of our underwritten public offering in early September, our team focused squarely on deploying the offering proceeds to generate returns for our shareholders.  Since then, we placed six properties under contract, including one UPREIT transaction. Further, we believe we are on track to deploy the majority of the offering proceeds by year-end through our robust investment pipeline, which is in various stages of negotiations and due diligence.”  Mr. Sobelman continued, “We remain steadfastly committed to our investment principles – focusing on investment-grade credit tenants, opportunistic lease terms, diverse asset classes, and locations with a high likelihood of re-tenanting in dense markets.”

Portfolio (as of September 30, 2021 unless otherwise stated)

•

Approximately 78% of the annualized rent generated by the Company’s real estate portfolio was generated by tenants that have (or whose parent company has) an investment grade credit rating from a recognized credit rating agency of “BBB-” or better. The Company’s largest tenants are the General Service Administration, PRA Group and Pratt & Whitney, all of which have a ‘BB+’ credit rating or better from S&P Global Ratings and contributed approximately 72% to the portfolio’s annualized base rent.

•	The Company’s portfolio is 100% leased and occupied and remained so even throughout the pandemic.
•

Approximately 74% of the leases in the current portfolio (based on annualized rent) provide for increases in contractual base rent during future years of the current term or during the lease extension periods.

•	The average effective annual rent per square foot is $18.03. The Company generally depreciates all properties on a straight-line basis over a 30 – 50-year period.

Liquidity and Capital Resources

•	$14.2 million in total cash (unrestricted and restricted) and cash equivalents at September 30, 2021.
•	Total debt was $26.8 million as of September 30, 2021.

Financial Results

•

Revenue for the third quarter of 2021 and 2020 was $1.03 million and $0.87 million, respectively, representing a year-over-year increase of 18.5%.  The increase in revenue was driven by the contribution of acquired properties.

•	Operating expenses for the same periods were $1.31 million and $1.28 million, representing a year-over-year increase of 2.4%.
•	Net interest expense for the same periods was $0.34 million and $0.33 million, respectively, essentially flat year-over-year.
•	Net income (loss) attributable to GIPR for the three months ended September 30, 2021 and 2020 were income of $0.46 million as compared to a loss of $0.56 million.
•	Core FFO for the three months ended September 30, 2021 and 2020 were $0.21 million as compared to $0.04 million.

Commenting on the company’s financial results, CFO Rick Russell stated, “GIPR is in a state of positive transformation.  We successfully completed an underwritten public offering that, including the partial exercise of the over-allotment, generated net proceeds of approximately $14.4 million.  In conjunction with these capital markets activities, we also up-listed our common shares to trade on the NASDAQ to create greater liquidity for our shareholders.”  Mr. Russell concluded, “Subsequent to quarter-end, we continued our transformation and announced a commitment from American Momentum Bank for a $25 million commitment credit facility, and we welcomed Gena Cheng as a new independent director to our already-impressive Board of Directors.”

Dividends

At its October 5, 2021, meeting, the Board of Directors declared a monthly distribution of $0.054 per common share and operating partnership unit to be paid monthly to holders of record as of October 15, November 15, and December 15, 2021.

Other

As previously disclosed, the Company’s Chief Financial Officer, Richard Russell, has been operating in a part-time role, and as such, the Company, in conjunction with Mr. Russell, intends to begin the search for a full-time Chief Financial Officer. A specific timeline has not been established, and the Company’s Board of Directors are in the initial stages of running a formal process to find a replacement.

“Rick has and continues to be an essential member of the team. As the Company continues to grow, and after a successful listing on NASDAQ, we look to build on his legacy at GIPR with a full-time Chief Financial Officer to take us into the next phase of our growth,” stated, Chief Executive Officer, David Sobelman.

Richard Russell, CFO, added, "I'm thrilled with the headway made by Generation Income Properties since my appointment, but for GIPR to reach the next stage, we recognize the need for a full-time CFO. I have continued faith in their growth trajectory, I am excited to follow their progress and assist in the search for a full-time CFO."

2021 Guidance

The Company is not providing guidance on FFO, AFFO, G&A or acquisitions and dispositions at this time. However, GIPR will provide timely updates on material events, which will be broadly disseminated in due course. The Company executives, along with its Board of Directors, continue to assess the timing of providing such guidance to better align GIPR with its industry peers.

Conference Call and Webcast

The company will host its third quarter earnings conference call and audio webcast on Monday, November 15, 2021, at 9:00 a.m. Eastern Time.

To access the live webcast, which will be available in listen-only mode, please follow this link. If you prefer to listen via phone, U.S. participants may dial: 877-407-3141 (toll free) or 201-689-7803 (local).

A replay of the conference call will be available approximately three hours after the conclusion of the live broadcast and for 30 days after. U.S. participants may access the replay at 877-660-6853 (toll free) or 201-612-7415 (local), using access code 13725104.

About Generation Income Properties

Generation Income Properties, Inc., located in Tampa, Florida, is an internally managed real estate corporation formed to acquire and own, directly and jointly, real estate investments focused on retail, office and industrial net lease properties in densely populated submarkets. The Company intends to elect to be taxed as a real estate investment trust. Additional information about Generation Income Properties, Inc. can be found at the Company's corporate website: www.gipreit.com.

Forward-Looking Statements

This press release, whether or not expressly stated, may contain "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. The words "believe," "intend," "expect," "plan," "should," "will," "would," and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. These statements reflect the Company's expectations regarding future events and economic performance and are forward-looking in nature and, accordingly, are subject to risks and uncertainties. Such forward-looking statements include risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements which are, in some cases, beyond the Company's control which could have a material adverse effect on the Company's business, financial condition, and results of operations. These risks and uncertainties include the risk that we may not be able to timely identify and close on acquisition opportunities, our limited operating history, potential changes in the economy in general and the real estate market in particular, the COVID-19 pandemic, and other risks and uncertainties that are identified from time to in our SEC filings, including those identified in our registration statement on Form S-11 (File No. 333-235707), which are available at www.sec.gov. The occurrence of any of these risks and uncertainties could have a material adverse effect on the Company's business, financial condition, and results of operations. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Any forward-looking statement made by us herein speaks only as of the date on which it is made. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof, except as may be required by law.

Notice Regarding Non-GAAP Financial Measures

In addition to our reported results and net earnings per diluted share, which are financial measures presented in accordance with GAAP, this press release contains and may refer to certain non-GAAP financial measures, including Funds from Operations (“FFO”), Core Funds From Operations (“Core FFO“), Adjusted Funds from Operations, or AFFO, Core Adjusted Funds from Operations (“Core AFFO”), or Net Debt. We believe the use of Core FFO and Core AFFO are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. FFO and AFFO should not be considered alternatives to net income as a performance measure or to cash flows from operations, as reported on our statement of cash flows, or as a liquidity measure, and should be considered in addition to, and not in lieu of, GAAP financial measures. You should not consider our Core FFO or Core AFFO as an alternative to net income or cash flows from operating activities determined in accordance with GAAP. A reconciliation of non-GAAP measures to the most directly comparable GAAP financial measure and statements of why management believes these measures are useful to investors are included below.

Generation Income Properties, Inc.

Consolidated Balance Sheets

	As of September 30,	As of December 31,
	2021	2020
Assets	(Unaudited)
Investment in real estate
Property	$36,621,767	$37,352,447
Tenant improvements	482,701	482,701
Acquired lease intangible assets	2,949,411	3,014,149
Less accumulated depreciation and amortization	(3,168,841)	(2,317,454)
Total investments	36,885,038	38,531,843
Investment in tenancy-in-common	717,337	-
Cash and cash equivalents	14,194,639	937,564
Restricted cash	34,500	184,800
Deferred rent asset	145,428	126,655
Prepaid expenses	220,652	134,165
Deferred financing costs	-	614,088
Accounts receivable	105,108	75,794
Escrow deposit and other assets	106,106	75,831
Total Assets	$52,408,808	$40,680,740

Liabilities and Stockholder's Equity
Liabilities
Accounts payable	$156,638	$118,462
Accounts payable – related party	100
Accrued expenses	278,581	406,125
Acquired lease intangible liability, net	608,697	415,648
Insurance payable	99,096	40,869
Deferred rent liability	185,805	188,595
Note Payable - related party	-	1,100,000
Mortgage loans, net of unamortized discount of $633,647 and $689,190 at September 30, 2021 and December 31, 2020, respectively	26,765,781	28,356,571
Total liabilities	28,094,698	30,626,270

Redeemable Non-Controlling Interests	9,605,028	8,684,431

Stockholders' Equity
Common stock, $0.01 par value, 100,000,000 shares authorized; 2,272,702 shares issued and 2,160,202 outstanding at September 30, 2021 and 576,918 issued and outstanding at December 31, 2020	22,727	5,770
Treasury shares	(100)	-
Additional paid-in capital	19,256,827	5,541,411
Accumulated deficit	(4,570,372)	(4,177,142)
Total Generation Income Properties, Inc. stockholders' equity	14,709,082	1,370,039

Total Liabilities and Stockholders' Equity	$52,408,808	$40,680,740

Generation Income Properties, Inc.

Consolidated Statements of Operations (unaudited)

	Three Months ended September 30,		Nine Months ended September 30,
	2021	2020	2021	2020
Revenue
Rental income	$988,244	$871,825	$2,913,322	$2,630,067
Other income	45,250	-	45,250	-
Total revenue	1,033,494	871,825	2,958,572	2,630,067

Expenses
General, administrative and organizational costs	268,632	267,608	808,623	689,660
Building expenses	195,464	179,319	539,739	534,947
Depreciation and amortization	388,141	363,898	1,164,838	1,083,917
Interest expense, net	336,025	334,323	1,028,446	1,060,776
Compensation costs	117,332	129,880	328,394	257,882
Total expenses	1,305,594	1,275,028	3,870,040	3,627,182
Operating loss	(272,100)	(403,203)	(911,468)	(997,115)
Income on investment in tenancy-in-common	4,750	-	4,750	-
Gain on disposal of property	923,178	-	923,178	-
Net income (loss)	$655,828	$(403,203)	$16,460	$(997,115)

Less: Net income attributable to Non-controlling interest	199,716	152,023	409,690	334,718
Net Income (loss) attributable to Generation Income Properties, Inc.	$456,112	$(555,226)	$(393,230)	$(1,331,833)

Total Weighted Average Shares of Common Stock Outstanding – Basic	939,559	525,495	699,395	525,332
Total Weighted Average Shares of Common Stock Outstanding – Diluted	939,559	525,495	699,395	525,332

Basic Income (Loss) Per Share Attributable to Common Stockholder	$0.49	$(1.06)	$(0.56)	$(2.54)
Diluted Income (Loss) Per Share Attributable to Common Stockholder	$0.49	$(1.06)	$(0.56)	$(2.54)

Generation Income Properties, Inc. Consolidated Statements of Cash Flows

(unaudited)

	Nine Months Ended September 30,
	2021	2020
CASHFLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$16,460	$(997,115)
Adjustments to reconcile net loss to cash used in operating activities
Depreciation	833,291	776,070
Amortization of acquired lease intangible assets	331,547	307,847
Amortization of debt issuance costs	94,600	106,210
Amortization of below market leases	(115,921)	(82,123)
Common stock issued in lieu of cash compensation	33,000	-
Restricted stock unit compensation	153,636	74,338
Equity in earnings on investment in tenancy-in-common	(4,750)	-
Gain on sale of property	(923,178)	-
Changes in operating assets and liabilities
Accounts receivable	(29,314)	(168)
Other assets	(30,275)	(35,636)
Deferred rent asset	(18,773)	(1,510)
Prepaid expenses	(86,487)	(103,223)
Accounts payable	38,176	29,503
Accrued expenses	(116,544)	64,173
Deferred rent liability	(2,790)	38,333
Net cash provided by operating activities	172,678	176,699

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of land, buildings, other tangible and intangible assets	(3,530,809)	(196,016)
Investment in tenancy-in-common	(712,587)	-
Proceeds from sale of land, buildings, other tangible and intangible assets	5,245,858	-
Net cash provided by (used in) investing activities	1,002,462	(196,016)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of stock and warrants, net	14,379,505	-
Proceeds from issuance of redeemable interest	2,100,000	-
Mortgage loan repayments - related party	(1,100,000)	(800,000)
Redemption of redeemable non-controlling interests	(1,200,000)	-
Mortgage loan borrowings	2,125,000	11,287,500
Mortgage loan repayments	(3,771,333)	(10,024,198)
Deferred financing costs paid in cash	-	(153,239)
Debt issuance costs paid in cash	(39,991)	(564,857)
Insurance financing borrowings	277,059	189,153
Insurance financing repayments	(218,832)	(145,749)
Distribution on redeemable non-controlling interests	(389,093)	(334,718)
Dividends paid on common stock	(230,680)	(210,185)
Net cash generated from (used in) financing activities	11,931,635	(756,293)
Net increase (decrease) in cash and cash equivalents	13,106,775	(775,610)
Cash and cash equivalents and restricted cash - beginning of period	1,122,364	1,398,365
Cash and cash equivalents and restricted cash - end of period	$14,229,139	$622,755

CASH TRANSACTIONS
Interest Paid	$938,984	$940,316
NON-CASH TRANSACTIONS
Stock issued for accrued liabilities	11,000	-
Deferred financing costs incurred	-	182,697
Deferred distribution on redeemable non-controlling interests	20,597	-

Accounts payable – related party for redemption of common stock shares	100	-

Reconciliation of Non-GAAP Measures

The following tables reconcile net income (net loss), which we believe is the most comparable GAAP measure, to FFO, Core FFO, AFFO, and Core AFFO:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Net Income (loss)	$ 655,828	$ (403,203)	$ 16,460	$ (997,115)
Gain on disposal of property	(923,178)	-	(923,178)	-
Depreciation and amortization	388,141	363,898	1,164,838	1,083,917
Funds From Operations	120,791	(39,305)	258,120	86,802

Amortization of deferred financing costs	30,678	28,424	94,600	106,210
Public company consulting fees	-	20,000	-	50,000
Non-cash stock compensation	53,887	27,306	186,636	74,338
Adjustments From Operations	84,565	75,730	281,236	230,548

Core Funds From Operations	$ 205,356	$ 36,425	$ 539,356	$ 317,350

Net Income (loss)	$ 655,828	$ (403,203)	$ 16,460	$ (997,115)
Gain on disposal of property	(923,178)	-	(923,178)	-
Depreciation and amortization	388,141	363,898	1,164,838	1,083,917
Amortization of deferred financing costs	30,678	28,424	94,600	106,210
Below-market lease related intangibles	(40,329)	(27,374)	(115,921)	(82,123)
Adjustments From Operation	(544,688)	364,948	220,339	1,108,004
Adjusted Funds From Operations	111,140	(38,255)	236,799	110,889

Non-cash stock compensation	53,887	27,306	186,636	74,338
Public company consulting fees	-	20,000	-	50,000

Adjustments From Operations	53,887	47,306	186,636	124,338
Core Adjusted Funds From Operations	$ 165,027	$ 9,051	$ 423,435	$ 235,227

Our reported results are presented in accordance with GAAP. We also disclose funds from operations (FFO) and adjusted funds from operations (AFFO) both of which are non-GAAP financial measures. We believe these two non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs.

FFO and AFFO do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures.

We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts or NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets, and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries. We then adjust FFO for amortization of deferred financing costs, non-cash stock compensation, public company consulting fees, and non-recurring litigation expenses and settlements to calculate Core Adjusted Funds From Operations, or Core AFFO. We use FFO and Core FFO as measures of our performance when we formulate corporate goals.

To derive AFFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses, such as amortization of deferred financing costs, amortization of capitalized lease incentives, and above- and below-market lease related intangibles. We then adjust AFFO for noncash stock compensation, public company consulting fees, and non-recurring litigation expenses and settlements to calculate Core Adjusted Funds From Operations, or Core AFFO. We use AFFO and Core AFFO as measures of our performance when we formulate corporate goals.

FFO is used by management, investors, and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that AFFO is an additional useful supplemental measure for investors to consider because it will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. FFO and AFFO may not be comparable to similarly titled measures employed by other companies. We believe that Core FFO and Core AFFO are useful measures for management and investors because they further remove the effect of noncash expenses and certain other expenses that are not directly related to real estate operations.

Because FFO excludes depreciation and amortization, gains and losses from property dispositions that are available for distribution to stockholders and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses and interest costs, providing a perspective not immediately apparent from net income. In addition, our management team believes that FFO provides useful information to the investment community about our financial performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs. However, FFO should not be viewed as an alternative measure of our operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties which are significant economic costs and could materially impact our results from operations. Nor does it reflect distributions paid to redeemable non-controlling interests (See Note 6 of our Consolidated Financial Statements for the nine months ended September 30, 2021 and Note 7 of our Consolidated Financial Statements for the year ended December 31, 2020).

Investor Contacts

Paula Poskon

pposkon@gipreit.com

Mary Jensen

mjensen@gipreit.com